Exhibit 99.1

For Immediate Release

AFFINIA GROUP ANNOUNCES HIGHER NET INCOME AND GROSS PROFIT

FOR FISCAL YEAR 2007

ANN ARBOR, MICHIGAN, March 6, 2008 – Affinia Group Inc. announced improved gross profit and increased net income for the fourth quarter and fiscal year ended December 31, 2007.

2007 Year End

For the fiscal year 2007, net sales were $2,138 million, as compared to $2,160 million for 2006, reflecting soft market conditions for brake products in some retail and traditional channels along with the planned termination of certain low margin OEM and co-manufacturing contracts. The soft market conditions and termination of certain contracts contributed approximately $44 million and $71 million, respectively, to the year over year decline in brake product sales. Offsetting these declines were higher sales of filtration products domestically, in Europe, and in South America.

Gross profit for 2007 increased to $379 million, as compared to $376 million for the same period in 2006. This improvement is primarily a result of the comprehensive restructuring program along with ongoing cost savings programs.

Thomas Madden, Affinia’s Senior Vice President and Chief Financial Officer, stated, “Despite soft market conditions, and the economic uncertainties facing not only the aftermarket, but the economy in general, we are pleased to report yet another quarter of improved profitability. Our restructuring efforts are reflected in our year over year improvement in gross profit from 17% in 2006 to 18% in 2007, despite lower sales.”

Selling, general and administrative expenses for fiscal year 2007 were $325 million as compared to $332 million for 2006. The decrease was attributable to lower restructuring, advertising, professional and compensation expenses, offset by an increase in selling expenses related to converting certain customers to Affinia products.

Net income for the year ended December 31, 2007 was $6 million, an improvement of $11 million over the same time period in 2006. The improvement was a result of increased gross margin, the reduction in selling, general and administrative expenses and the monetization of a general unsecured nonpriority claim against Dana Corporation which resulted in a reduction to operating expense of approximately $15 million. These factors were partially offset by higher income tax provision in 2007. Interest expense for 2007 was $59 million, unchanged as compared with 2006.

As of December 31, 2007 Affinia had $59 million of cash a reduction of $11 million from December 31, 2006. Total long-term debt outstanding as of December 31, 2007 was $597 million, unchanged from the year ended December 31, 2006. No amounts were outstanding under the Company’s receivables securitization program at December 31, 2007 and the Company had no borrowings on its $125 million revolving credit facility. At December 31, 2007 Affinia continued to be in compliance with all covenants in its senior credit agreement including financial covenants in relation to a leverage ratio, cash interest expense ratio and a maximum annual capital expenditure.

Terry McCormack, Affinia Group’s President and Chief Executive Officer stated, “We have had numerous successes throughout Affinia in 2007, including the launch of greenfield filtration manufacturing operations in Mexico and Ukraine, a growing demand for our products in South America, the formation of a joint venture for brake product manufacturing in India, and a transformation of our distribution business in Europe. Although we experienced a slight reduction in sales in 2007, we are pleased to see continued improvement in our margins as a result of our on-going comprehensive restructuring program along with continued focus on cost reduction efforts across all areas of our business.”

Fourth Quarter

For the fourth quarter 2007, net sales were $521 million, as compared to $502 million for the fourth quarter of 2006. The increase in sales was partially due to higher filtration product sales in Poland and Ukraine. The launch of a greenfield filtration manufacturing operation in Mexico in the fourth quarter also contributed to the increase in filtration product sales. Additionally, Brazilian operation sales increased due to increased prices and increased customer demand.

Gross profit for the fourth quarter of 2007 was $87 million, unchanged as compared with the fourth quarter of 2006.

Selling, general and administrative expenses for the fourth quarter of 2007 were $85 million as compared to $87 million for the same period in 2006. The reduction was primarily due to a slight decrease in restructuring expense and compensation costs in the fourth quarter of 2007 in comparison to 2006.

Net income for the fourth quarter of 2007 was $1 million, compared to a net loss of $9 million for the fourth quarter of 2006. The increase in income was mainly attributable to the monetization of a general unsecured nonpriority claim against Dana Corporation which resulted in a reduction to operating expenses of approximately $15 million.

Conference Call

Affinia Group will hold a conference call to discuss its fourth quarter and 2007 fiscal year-end results on Friday, March 7, 2008 at 11:00 a.m. Eastern Time. Slides for the conference call will be available from Affinia’s web site: www.affiniagroup.com prior to the call.

To participate in the call, please dial (866) 257-8908 within the United States and Canada or (706) 758-9895 for international callers and reference conference ID # 36219762. A replay of the call will be available shortly after the live broadcast ends. To access the replay, please dial (800) 642-1687 within the United States or (706) 645-9291 for international callers. You will need to reference conference ID # 36219762.

Affinia Group Inc. is a global leader in the on- and off-highway replacement products and service industry. In North America the Affinia family of brands includes WIX® filters, Raybestos®, AIMCO® and BrakePro® brake products, and McQuay-Norris® and Spicer® chassis parts. South American and European brands include Nakata®, Filtron®, Urba® and Quinton Hazell®. For more information, visit www.affiniagroup.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this news release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there is no assurance that these expectations, beliefs and projections will be achieved.

With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this report. Such risks, uncertainties and other important factors include, among others: our substantial leverage; limitations on flexibility in operating our business contained in our debt agreements; pricing pressures; the shift in demand from premium to economy products; our dependence on our largest customers; increasing costs for manufactured components, raw materials, crude oil and energy prices; our ability to achieve cost savings from our restructuring; the consolidation of distributors; risks associated with our non-U.S. operations; product liability and customer warranty and recall claims; changes to environmental and automotive safety regulations; non-performance by, or insolvency of, our suppliers or our customers; the threat of work stoppages and other labor disputes; challenges to our intellectual property portfolio; and our exposure to an economic recession. Additionally, there may be other factors that would cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements apply only as of the date of this news release and the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after such date.

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